Exhibit 13.6

10/2/2020 SI CRM

seedinvest

Gatsby I Company Update


AAPL
$227.26

Gatsby achieves user base milestone, crossing 10k+

After launching last winter, Gatsby recently crossed 10,000 users, a company milestone. Throughout the past three months, customers have grown an average of 17% MoM.

Lately, options trading has increased, especially for Millennial and Gen Z investors. Additionally, risk tolerance has spiked among Millennial and Gen Z investors.

Gatsby is on a mission to create a new, simpler, commission-free way for younger investors to trade options. The company was founded by Ryan Belanger-Saleh and Jeff Myers, both of whom built, grew, and later sold a company in 2018 (Dealtable.com is an enterprise deal management platform for private placements). Investors in Gatsby include Barclays, Techstars, Rosecliff Ventures, SWS Ventures, Irish Angels, and Plug & Play Ventures.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7748 1/3

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7748 2/3 RESERVE SHARES Bonus Perks All investors who reserve shares and later purchase their reserved shares will receive bonus perks. Learn more. Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. It is advised that you consult a tax professional to fully understand any potential tax implications of receiving investor perks before making an investment. Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7748 3/3 activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7797 1/3 Deal Updates & Highlights Hi James, In case you missed it, here's a roundup of recently announced deal updates: 20/20 launches PCR COVID-19 testing to detect the virus earlier on 20/20 GeneSystems has already sold over 100k COVID-19 antibody tests to date. This month, the company began offering PCR COVID-19 viral testing. PCR tests are used to directly detect the presence of an antigen, rather than the presence of the body’s immune response, or antibodies. Learn more. GROUNDFLOOR continues to break investment records This past Q2 2020, the company generated over $33mm, its highest quarterly retail investment volume in the platform’s history (unaudited). This is a 23% QoQ growth compared to Q1 2020. Learn more. Cytonics announces experimental clinical trial to treat COVID-19 The FDA has approved remdesivir and convalescent plasma as therapies for COVID- 19, but according to many, neither have demonstrated substantial improvement in patient survival. Cytonics believes that its lead drug candidate CYT-108, originally designed to stop the breakdown of cartilage in osteoarthritis, may have therapeutic effects in inhibiting inflammation when delivered into the lungs of COVID-19 patients. Learn more. Gatsby achieves user base milestone, crossing 10k+ After launching last winter, Gatsby recently crossed 10,000 users, a company milestone. Throughout the past three months, customers have grown an average of 17% MoM. Learn more.

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7797 2/3 Good Earth Organics expands to Oklahoma with new distribution partner Good Earth Organics (GEO) recently started working with a distribution partner located in the heart of Oklahoma to reach the over 5,800 licensed farmers who serve retailers across the state. In just over two years since passing medical marijuana laws (June 2018), Oklahoma ranks second per capita in the U.S. for the number of marijuana dispensaries, surpassing even Colorado and California. Learn more. Miso unveils new cooking software, "ChefUI" Miso recently introduced new software, "ChefUI," a software that will assist kitchen workers such as showing which foods are in line to be prepared next, displaying how much time is remaining before food is fully cooked, checking and recording internal temperature of food in progress, changing food type or cook time, and more. Learn more. Browse all our deals. Learn more about all our investment opportunities. You are receiving this because you are part of the SeedInvest community. If you would like to stop receiving general updates from us, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Miso Robotics, Groundfloor, 20/20 GeneSystems, and Cytonics are offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Miso Robotics: https://www.seedinvest.com/miso.robotics, Groundfloor: https://www.seedinvest.com/groundfloor, 20/20 GeneSystems: https://www.seedinvest.com/2020.genesystems, Cytonics: https://www.seedinvest.com/cytonics Gatsby, and The Good Earth Organics, Inc. are accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7797 3/3 be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby, The Good Earth Organics, Inc.: https://www.seedinvest.com/goodearthorganics Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

10/2/2020 SI CRM

seedinvest

Campaign Milestone


$172.38
BUY PUTS
BUY CALLS
EVERYONE
NEWS
ME
TRADE
Apple Inc.
TRADE
$172.38
Twitter Inc.
BUY PUTS
BUY CALLS
EVERYONE
ME
Twitter Inc.
EVERYONE
NEWS

Gatsby surpasses $1.5mm of reservations

Gatsby recently surpassed $1.5mm in reservations on SeedInvest. The company is aiming to democratize the options markets with a simple, social, and gamified options trading app.

RESERVE SHARES

Follow campaign updates here.

https://crm.private.seedinvest.com/email_campaigns/email_campaign/7804 1/2

10/2/2020 SI CRM https://crm.private.seedinvest.com/email_campaigns/email_campaign/7804 2/2 Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving company updates, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account. Gatsby is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Gatsby: https://www.seedinvest.com/gatsby Copyright © 2020 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 61 Broadway, Suite 1705, New York, NY 10006. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.